UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2005

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DELUXE CORPORATION
(Exact name of registrant as specified in its charter)
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Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (651) 483-7111

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

(a)  Chief Executive Officer.   Effective November 17, 2005, Deluxe Corporation (“Deluxe” or the “Company”) and Ronald E. Eilers (“Mr. Eilers”), the Company’s President and Chief Operating Officer and a member of the Board of Directors of Deluxe (the “Board”), entered into a Transition Agreement (the “Transition Agreement”), in connection with his election by the Board as Chief Executive Officer (“CEO”) on such date. The Transition Agreement contemplates that the parties will enter into a Release (the “Release”) upon Mr. Eilers’ termination of his post-CEO employment arrangements described below under the Transition Agreement. A copy of the Transition Agreement is attached as Exhibit 10.1, and a copy of the Release is attached as an exhibit to the Transition Agreement. The following descriptions are qualified in their entirety by reference to those documents.

       1.       Transition Agreement.   Pursuant to the Transition Agreement, until the earlier to occur of December 31, 2006, or the date on which his successor as CEO is selected by the Board (the “CEO Retirement Date”), Mr. Eilers will serve as Deluxe’s CEO and will be entitled to receive an annual salary of $625,000, and to receive a bonus and other compensation commensurate with his new role of CEO, and shall be entitled to continue participate in all benefit plans and programs (other than the long-term incentive program, as described below) that are customarily available to executive officers of Deluxe. Mr. Eilers shall participate in the Annual Incentive Plan for 2006, and be paid a prorated portion of the bonus that he would otherwise be entitled to receive under that plan for the portion of the calendar year 2006 through the “Full Retirement Date” (as defined below); provided that, he shall not be entitled to defer any portion of that bonus under that Plan. Mr. Eilers will not participate in the annual Long-Term Incentive Program (“LTIP”) for 2006, the stock option, restricted stock and performance award share grants for which otherwise would be expected to be made at the April 2006 Compensation Committee meeting. In lieu thereof, and in order to provide sufficient incentive for Mr. Eilers to manage the Company for the long-term best interests of the Company and its shareholders, the Board has agreed that Mr. Eilers shall be eligible to receive a lump-sum cash payment, within 20 business days after the Full Retirement Date, or later, if required to comply with the provisions of Section 409A of the Internal Revenue Code (“Section 409A”), equal to a pro-rated portion of $300,000 for the portion of the calendar year 2006 ending on the Full Retirement Date (net of any withholding or other taxes applicable to such payment).

        On the CEO Retirement Date, Mr. Eilers will retire as a member of the Board and as CEO, and will assist in the transition of his duties as CEO, including, at the direction and request of the new CEO, (i) representing Deluxe with key industry, civic and philanthropic constituents, (ii) assisting Deluxe’s new CEO in maintaining and developing business relationships with key strategic partners, (iii) regularly meeting with the new CEO to review progress toward the refinement and execution of Deluxe’s strategy, and (iv) assisting the new CEO in the recognition and motivation of employees in pursuing Deluxe’s strategy. Mr. Eilers has agreed to provide such transition services to the new CEO, on a full-time basis for a period ending no later than December 31, 2006 (the last date of such period being referred to as the “Full Retirement Date”). In exchange for such duties, Mr. Eilers shall continue to receive his annual salary and to participate in all executive-level benefit programs (other than the long-term incentive program) during such period.

        Effective on the Full Retirement Date, Mr. Eilers’ retirement shall be recognized as an “Approved Retirement” or a “Qualified Retirement” for purposes of vesting his restricted stock, restricted stock units, and stock options that are outstanding on such date, pursuant to the terms of the award agreements referenced in the Transition Agreement, and he also would be recognized as a Qualified Retiree under Deluxe’s medical plans. As such, from and after the Full Retirement Date, Mr. Eilers and his wife shall continue to be covered by the medical plans currently available to executive officers of Deluxe for the remainder of their lives, subject to any changes in such plans as may be made generally. Except as set forth in the Transition Agreement, after the Full Retirement Date, Mr. Eilers shall not continue to participate in any other benefits plans or programs of Deluxe.

        In addition, Mr. Eilers shall receive from Deluxe a lump sum retention bonus payment equal to 1.5 times his then-current annual salary within 20 business days after the Full Retirement Date, or later, if required to comply with Section 409A, provided his employment with the Company is not terminated for “Cause” or by him for “Good Reason” (as each time is defined in the Transition Agreement). If the Company terminates his employment for Cause, then Mr. Eilers will forfeit all rights to receive the retention bonus. If Mr. Eilers terminates his employment with Deluxe for Good Reason, then he will be entitled to receive his retention bonus within 20 business days after his last day of employment, or later, if required to comply with the provisions of Section 409A. Any payment of the retention bonus will be net of any withholding or other taxes applicable to such payment.

        In the event Mr. Eilers were to die or become disabled prior to the Full Retirement Date, he or his heirs, representatives or estate, as applicable, generally would be entitled to the same compensation and benefits described above, provided that he or such heirs, representatives or estate enter into the Release.

        2.       Executive Benefits and Perquisites.   Mr. Eilers shall continue to be entitled to receive certain perquisites available to executive-level employees of Deluxe, including a taxable cash allowance of $20,000 per year to the CEO to cover expenses such as auto leases, business mileage, security systems, childcare, legal services, and personal excess liability insurance. In addition, executives are provided with financial counseling and tax preparation services at the Company’s expense, which is valued at incremental cost to the Company in accordance with SEC rules. The incremental cost includes the actual charge for these services (which is taxable to the executive), plus a tax gross-up.

        Mr. Eilers will also continue to be entitled to participate in the Company’s standard health and welfare plans, as well as the Company’s 401(k), profit-sharing and defined contribution pension plans, and the Company’s Employee Stock Purchase Plan, all of which are offered to all employees.

(b)  Non-Executive Chair.   Effective November 17, 2005, the Board elected Steven P. Nachtsheim, the current Lead Independent Director, as the Non-Executive Chair of the Board, to serve until such time as a new Chair is elected by the Board. Concurrently with such election, the Board determined that it did not need to continue to have a director serve in the role of Lead Independent Director. Mr. Nachtsheim’s duties as Non-Executive Chair will include the following:

  Ensuring that the respective responsibilities of the Board and management are understood;

  Working with the CEO and Board to develop an appropriate schedule of and agendas for Board meetings;

  Conferring with the CEO and Corporate Governance Committee regarding recommendations for the staffing of the Board’s committees and the selection and rotation of committee chairs;

  Chairing all meetings of the Board and presiding at all shareholder meetings;

  Assessing and advising the CEO as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the Board to perform its duties effectively and responsibly;

  Upon recommendation of the Corporate Governance Committee, interviewing Board candidates that are proposed to be presented to the Board for consideration;

  Coordinating, developing the agenda for, and presiding at executive sessions of the Board’s independent directors, and communicating to the CEO the substance of the discussions occurring at such sessions;

  Together with the Chair(s) of the Compensation and Corporate Governance Committees, and such other directors as they deem appropriate, meeting with the CEO to discuss the Board’s evaluation of the CEO’s performance; and

  In conjunction with the Chair of the Corporate Governance Committee, addressing all issues relating to the performance of individual directors.

        A copy of the Non-Executive Chair Responsibilities is attached as Exhibit 99.1 hereto.

        Mr. Nachtsheim will be paid a retainer of $75,000, in addition to his current director compensation, for his role as Non-Executive Chair. As previously noted, Mr. Nachtsheim will not continue to serve as the Lead Independent Director, although he will continue to serve as a member of the Compensation and Corporate Governance Committees of the Board.

Item 1.02   Termination of a Material Definitive Agreement

        In the Transition Agreement, Deluxe and Mr. Eilers also agreed that the Severance Agreement, entered into by them effective as of March 1, 2001, will terminate immediately, and the Executive Retention Agreement, entered by them and dated December 18, 2000, will terminate effective on the Full Retirement Date. A copy of each of the Severance Agreement and the form of Executive Retention Agreement was previously filed by Deluxe as Exhibits 10.17 and 10.19, respectively, to Deluxe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

        The Severance Agreement provides that if, during its term, Mr. Eilers’ employment with Deluxe were involuntarily terminated without “Cause” (as defined in the Severance Agreement), or Mr. Eilers left the Company with “Good Reason” (as defined in the Severance Agreement), Deluxe would be required to pay Mr. Eilers an amount in cash equal to (1) 12 months of severance pay at his then-current level of base monthly salary; (2) for a period of six months following the severance period, an additional monthly payment during each month in such period equal to the amount, if any, that his monthly base compensation as of termination exceeds the monthly compensation earned during that month; (3) executive-level outplacement services for up to 12 months; and (4) an additional lump sum payment of $13,000 to assist with other costs and expenses that may be incurred in connection with his employment transition.

        Under the Executive Retention Agreement, if during the Mr. Eilers’ “Employment Period” (as defined in the Retention Agreement), Deluxe were to terminate his employment other than for “cause” or “disability,” or Mr. Eilers were to terminate his employment for “good reason” (as such terms are defined in the Retention Agreement), Mr. Eilers would be entitled to a lump sum payment equal to the sum of any unpaid base salary, deferred compensation and accrued vacation pay through the date of termination, plus a prorated annual incentive payment for the year of termination based on the greater of (1) Mr. Eilers’ target bonus under Deluxe’s annual incentive plan in respect of the year in which the termination occurs or, if greater, for the year in which the change of control (as defined in the Retention Agreement) occurs (the “Target Bonus”) and (2) the annual incentive payment that Mr. Eilers would have earned for the year in which the termination occurs based upon projecting to the end of such year Deluxe’s actual performance through the termination date. In addition, Mr. Eilers would be entitled to receive a lump sum payment equal to three times the sum of his annual base salary and the higher of the Target Bonus or the average of his annual incentive payments for the last three full fiscal years prior to the effective date of the change in control, plus three times the amount that would have been contributed by Deluxe or its affiliates to the retirement and supplemental retirement plans in which Mr. Eilers participated prior to his termination in respect of such sum. Certain resignations and terminations in anticipation of changes of control also constitute qualifying terminations. The Retention Agreement also provides for the continuation of Mr. Eilers’ medical, disability, life and other health insurance benefits for up to a three-year period after a qualifying termination and to certain out-placement services.

        The Retention Agreement also provides that, if any payment or benefit received or to be received by Mr. Eilers, whether or not pursuant to his or her Retention Agreement, would be subject to the federal excise tax on “excess parachute payments,” Deluxe would pay to Mr. Eilers such additional amount as may be necessary so that he would realize, after the payment of such excise tax and any income tax or excise tax on such additional amount, the amount of such compensation.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)    On November 17, 2005, Deluxe issued a press release entitled, “Deluxe Names Interim CEO, Ronald Eilers and New Chairman, Stephen Nachtsheim,” a copy of which is furnished with this report as Exhibit 99.2. As described in the press release, and as previously announced by the Company, Deluxe’s current Chairman and CEO, Lawrence J. Mosner (“Mr. Mosner”), retired, effective with Mr. Eilers’ election as CEO. This was also in accordance with the Transition Agreement between the Company and Mr. Mosner, dated March 7, 2005, and previously filed with the SEC.

(c)    On November 17, 2005, the Board announced the election of Mr. Eilers as interim CEO, effective November 17, 2005. Mr. Eilers, age 57, has served as the President and Chief Operating Officer of Deluxe since December 2000 and as a member of Deluxe’s Board since August 2000. From August 1997 to December 2000, he was a Senior Vice President of Deluxe and managed its Paper Payment Systems business. Other than the agreements described in Item 1.01 and 1.02 above, Mr. Eilers is not a party to any transaction with the Company or any subsidiary of the Company, and is not a party to any employment agreement with the Company. Mr. Eilers is not a party to any arrangement or understanding with any other officer or director of the Company. Mr. Eilers has no family relationship with any other director or executive officer of the Company.

(d)    On November 17, 2005, the Board announced the election of Steven P. Nachtsheim as the Non-Executive Chair of the Board. Effective with his election, Mr. Nachtsheim ceased serving as Lead Independent Director. Other than the arrangements noted above, and the director compensation arrangements to which all directors are entitled, Mr. Nachtsheim is not a party to any arrangement or understanding with the Company. Mr. Nachtsheim is not a party to any arrangement or understanding with any officer or other director of the Company. As of November 17, 2005, Mr. Nachtsheim is also serving as a member of the Compensation and Corporate Governance Committees of the Board.

Item 9.01   Financial Statements and Exhibits.

      (c)   Exhibits

        The following documents, other than the press release are being filed herewith. The press release is being furnished herewith.

10.1	Transition Agreement, dated as of November 17, 2005, by and between Deluxe Corporation and Ronald E. Eilers

99.1	Deluxe Corporation Non-Executive Chair Responsibilities

99.2

Press Release, dated November 17, 2005, of Deluxe Corporation reporting election of Ronald E. Eilers as interim Chief Executive Officer, the retirement of Lawrence J. Mosner as Chief Executive Officer and Chairman of the Board of Directors, and the election of Steven Nachtsheim as Non-Executive Chair of the Board

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2005

DELUXE CORPORATION

/s/ Anthony C. Scarfone

Anthony C. Scarfone Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibits

10.1	Transition Agreement, dated as of November 17, 2005, by and between Deluxe Corporation and Ronald E. Eilers

99.1	Deluxe Corporation Non-Executive Chair Responsibilities

99.2	Press Release, dated November 17, 2005, of Deluxe Corporation reporting election of Ronald E. Eilers as interim Chief Executive Officer, the retirement of Lawrence J. Mosner as Chief Executive Officer and Chairman of the Board of Directors, and the election of Steven Nachtsheim as Non-Executive Chair of the Board